Exhibit 99.1
Joby Aviation to acquire defense leader Resonant Sciences, creating a scaled defense growth platform.
(Credit: Joby Aviation)
JOBY AVIATION TO SCALE DEFENSE BUSINESS THROUGH
ACQUISITION OF RESONANT SCIENCES
●Acquisition will significantly expand Joby’s defense business by adding a fast-growing company with established programs, classified capabilities and scaled manufacturing operations
●Upon closing, Resonant will become Joby’s dedicated defense business, continuing its existing programs while expanding its portfolio to include Joby’s hybrid aircraft and autonomy technologies. Joby’s commercial aircraft business will remain focused on its electric air taxi initiatives
●Combination will create immediate opportunities to unite Joby’s dual-use aircraft, propulsion and autonomy technologies with Resonant’s radio frequency (RF), sensing and mission systems capabilities as well as its world-leading expertise in low-observability aircraft design
●Resonant delivered more than $100 million in trailing-twelve-month revenue, representing approximately 40% year-over-year growth, alongside strong adjusted EBITDA generation, driven primarily by long-cycle programs with the U.S. government, prime contractors and next generation defense technology programs
SANTA CRUZ, Calif. and DAYTON, Ohio — August 11, 2026 — Joby Aviation, Inc. (NYSE: JOBY) today announced that it has entered into a definitive agreement to acquire Resonant Sciences, a Dayton, Ohio-based defense technology company, for approximately $500 million. The acquisition will represent a significant expansion of Joby’s defense business, delivering immediate scale through a rapidly growing and EBITDA-positive business supporting active U.S. national security programs.

Resonant also brings classified infrastructure, qualified products, established production operations and longstanding customer relationships, as well as a deeply experienced technical team. By bringing together the companies’ complementary aerospace engineering capabilities, the combination will create a scaled defense growth platform that accelerates autonomy and expands the applications for Joby’s technology.
Joby’s Dedicated Defense Business Unit
Upon closing, Resonant will become Joby’s dedicated defense business and continue to operate under the Resonant Sciences name, led by Co-Founder and CEO J. Micah North.
Joby’s existing defense initiatives, which are built on more than a decade of work with defense and intelligence customers, will be consolidated within the new business unit. These include the development of dual-use turbine-electric and hydrogen-electric aircraft, as well as a dual-use autonomy technology stack. Housing this work within Resonant will allow Joby’s commercial aviation organization to maintain its primary focus on certifying, manufacturing, and commercializing its electric air taxi.
The combination of Joby and Resonant is also expected to create significant opportunities in adjacent markets. An early focus is expected to be the integration of Joby’s dual-use autonomy stack with Resonant’s Radio Frequency (RF) sensing and signal-processing capabilities, accelerating the development of software-defined autonomous systems for defense customers.
“Resonant has built an exceptional business that combines advanced technology, vertically integrated production capabilities and deep customer trust,” said JoeBen Bevirt, Founder and CEO of Joby Aviation. “The combination will pair Resonant’s established capabilities with Joby’s globally leading aircraft propulsion technologies, creating a powerful platform for the next phase of Resonant’s growth. What makes this combination especially compelling is how closely aligned our teams are. Having worked with Micah and his team for several years, we know that we share a passion for deep technical innovation, a bias toward solving hard problems from first principles and a vertically integrated approach that brings design, engineering, testing and production together under one roof.”
“Demand for advanced defense technology is growing rapidly, and Resonant has built the technology, customer relationships and manufacturing capabilities required to meet it,” said J. Micah North, Co-Founder and CEO of Resonant Sciences. “Joining Joby gives our team access to additional engineering depth, aircraft platforms, autonomy technology and production expertise, allowing us to move faster for our existing customers and pursue opportunities that neither company could address alone,” he added. “Resonant’s name, leadership, people and commitments to our customers will remain in place. What changes is the scale of what we can build and deliver.”
A High-Growth Defense Business
Founded in 2015, Resonant employs approximately 250 people and designs, manufactures and delivers advanced RF and mission systems for U.S. national security customers. The company is also a global leader in low-observability technologies, structures and subsystems, with established capabilities spanning advanced sensing, electronic countermeasures, communications and autonomous systems.
That leadership has translated into strong financial performance. Revenue increased approximately 40% year over year to more than $100 million over the last twelve months, and in recent periods the company has operated at high-teens adjusted EBITDA margins. Those margins are expected to expand as production volumes increase and recently awarded programs move into production.
This growth is supported by accelerating demand as U.S. defense investment increases across Resonant's core markets. During the first half of 2026, the company secured more than three times the bookings recorded during the same period in 2025, with backlog more than doubling year over year.
“Resonant is a fast-growing business with strong visibility into future revenue, supported by a growing backlog and accelerating demand across its core defense markets,” said Rodrigo Brumana, Chief Financial Officer of Joby Aviation. "It generates healthy adjusted EBITDA margins, and its technology, customer relationships and scaled manufacturing make it a strong strategic fit for Joby as we build out our defense business."
Established Programs and Production at Scale
In addition to commercial customers, Resonant sells directly to the U.S. Government and leading prime contractors supporting classified national security initiatives and active U.S. defense programs of record. Resonant supports sensitive and critical defense programs via its long-standing Facility Security Clearance (FCL) and accredited facilities, with more than 90 percent of its team members holding security clearances, providing the cleared technical workforce and infrastructure required to execute sensitive programs at scale.
Beyond developing RF hardware, Resonant performs end-to-end payload integration and aircraft modification. Its electronics, apertures and radomes are qualified across more than 20 commercial and defense airframes.
The capabilities of the two companies are highly applicable to the defense sector’s next generation platforms, which reflect a broader shift in defense priorities toward autonomous, lower-cost aircraft, for which advanced sensing, electronic countermeasures and resilient communications are central to mission effectiveness. Resonant already holds content positions across multiple next generation platforms and the companies see meaningful potential to deliver differentiated mission systems and platform solutions for next generation requirements and programs.
Resonant operates approximately 105,000 square feet of engineering, integration, testing and manufacturing space across seven buildings in the Dayton, Ohio, area. An additional 125,000-square-foot facility is under construction, more than doubling its footprint and expanding capacity for RF testing, advanced composites and large-scale machining. Resonant also has engineering and manufacturing facilities in Virginia, West Virginia, Michigan, Colorado and North Carolina. Together with Joby’s 768,000 square feet of facilities in Ohio, Resonant’s expanded campus will give the combined company approximately 1 million square feet of manufacturing, integration and testing space across the Dayton region. This concentration of capabilities will establish a major hub for advanced aviation and defense technology in the birthplace of aviation, helping attract top-tier aerospace talent and industry partners to the region.
Transaction Details
The transaction is expected to close in the first half of 2027, subject to customary closing conditions, including applicable regulatory reviews. Joby expects to fund the transaction with approximately $450 million in cash and $50 million in Joby common stock. The price per share for the common stock consideration was fixed at signing. Certain Resonant employee stockholders will receive a portion of their consideration in shares of Joby common stock, retaining an ongoing economic interest in the combined company.
A recorded message from JoeBen Bevirt, Joby’s founder and CEO, discussing the transaction is available on demand through Joby’s investor relations website at ir.jobyaviation.com, along with a slide presentation with an overview of today’s news. Additional perspective on the transaction is available in a blog post here.
About Joby Aviation
Joby Aviation, Inc. (NYSE: JOBY) is a next-generation aviation company based in California, developing an all-electric, vertical take-off and landing air taxi. Its aircraft, propulsion and autonomy technologies span both commercial aviation and defense applications. Joby also operates Blade, a leading urban air mobility business providing passenger transportation services in the United States and Europe. Joby intends to operate its fast, quiet and convenient air taxi service in cities around the world and sell its aircraft to other operators and partners. To learn more, visit www.jobyaviation.com.
About Resonant Sciences
Resonant Sciences is an integrated system supplier focused on radomes, antenna design and fabrication, custom electronic solutions/mission systems, RF/EO/IR modeling, and measurements of materials, antennas, radomes, subsystems, and vehicles. The company supports US Government programs and the broader defense supply chain.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected integration, benefits and opportunities of the acquisition of Resonant Sciences; the potential timing and acquisition of Resonant Sciences; the receipt of regulatory approvals and the satisfaction of other closing conditions for the acquisition of Resonant Sciences; the issuance of shares of our common stock as consideration in the acquisition of Resonant Sciences; our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations, including our use of cash; and expectations regarding the financial performance of Resonant Sciences, including with respect to adjusted EBITDA, cash flows and EBITDA. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: risks associated with the potential failure to satisfy any closing conditions for the acquisition of Resonant Sciences; our ability to integrate Resonant Sciences’ business and team into our operations; and our ability to retain key personnel; our ability to realize anticipated benefits of any combined operations; risks of unanticipated costs of acquiring or integrating Resonant Sciences’ business; the potential impact of the announcement or consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2026, our Quarterly Report on Form 10-Q filed with the SEC on May 5, 2026, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
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